Exhibit 4(5)

March 23, 2016

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil
Registration Statement on Schedule B

Ladies and Gentlemen:

I, ANA LIMA VIEIRA BITTENCOURT, a Deputy Attorney General of the Office of the Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”), including the (i) Prospectus constituting a part thereof, (ii) the Fiscal Agency Agreement, dated as of November 1, 1996 between Brazil and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.) including the forms of securities attached thereto (“FAA Debt Securities”), each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004, Amendment No. 3 dated as of June 28, 2004 and Amendment No. 4 dated as of August 31, 2011 (as so amended, the “Fiscal Agency Agreement”) previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682), and made a part of the Registration Statement, (iii) the Indenture, dated as of July 2, 2015 (the “Indenture”), between Brazil and The Bank of New York Mellon, including the forms of debt securities attached thereto (“Indenture Debt Securities”, and with the FAA Debt Securities, the “Debt Securities”) previously filed as part of Brazil’s Annual Report for the fiscal year ended December 31, 2014 on Form 18-K, and made a part of the Registration Statement, and (iv) the form of the Underwriting Agreement (the “Underwriting Agreement”) filed and made a part of the Registration Statement, pursuant to which Brazil is registering certain Debt Securities and warrants to purchase such Debt Securities (collectively, the “Securities”).

The issuance of the Securities has been authorized pursuant to Resolution No. 20 dated November 16, 2004 of the Federal Senate of Brazil, enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

It is my opinion that the Securities have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement or the Indenture and delivered to and paid for by the underwriters pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the applicable Prospectus Supplement and Pricing Supplement) and any amendment or supplement thereto, the Securities will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Securities” in the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ana Paula Lima Vieira Bittencourt
Ana Paula Lima Vieira Bittencourt
Deputy Attorney General of the National Treasury of Brazil